Exhibit 99.1

Guidewire Announces Second Quarter Fiscal Year 2022 Financial Results

SAN MATEO, Calif., March 8, 2022 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended January 31, 2022.

“Our second quarter results exceeded our guidance for ARR, revenue, and profitability with subscription revenue increasing 64% year-over-year,” said Mike Rosenbaum, chief executive officer, Guidewire. “We saw continued demand for Guidewire Cloud, including 11 cloud deals in the quarter from a mix of existing customer migrations and new customers embarking on core modernizations.”

Second Quarter Fiscal Year 2022 Financial Highlights

Revenue
•Total revenue for the second quarter of fiscal year 2022 was $204.6 million, an increase of 14% from the same quarter in fiscal year 2021. Subscription and support revenue was $84.3 million, an increase of 42%; services revenue was $50.5 million, an increase of 19%; and license revenue was $69.8 million, a decrease of 10%.
•Annual recurring revenue, or ARR, was $620 million as of January 31, 2022, compared to $582 million as of July 31, 2021. ARR results for interim quarterly periods in fiscal year 2022 are based on actual currency rates at the end of fiscal year 2021, held constant throughout the year.

Profitability
•GAAP loss from operations was $39.5 million for the second quarter of fiscal year 2022, compared with $27.1 million for the same quarter in fiscal year 2021.
•Non-GAAP income from operations was $3.0 million for the second quarter of fiscal year 2022, compared with $7.5 million for the same quarter in fiscal year 2021.
•GAAP net loss was $40.7 million for the second quarter of fiscal year 2022, compared with $8.7 million for the same quarter in fiscal year 2021. GAAP net loss per share was $0.49, based on diluted weighted average shares outstanding of 83.4 million, compared with $0.10 for the same quarter in fiscal year 2021, based on diluted weighted average shares outstanding of 83.8 million.
•Non-GAAP net loss was $4.8 million for the second quarter of fiscal year 2022, compared with net income of $9.0 million for the same quarter in fiscal year 2021. Non-GAAP net loss per share was $0.06, based on diluted weighted average shares outstanding of 83.4 million, compared with net income per share of $0.11 for the same quarter in fiscal year 2021, based on diluted weighted average shares outstanding of 84.8 million.

Liquidity
•The Company had $1.1 billion in cash, cash equivalents, and investments at January 31, 2022, compared to $1.3 billion at July 31, 2021. The Company used $110.1 million in cash from operations during the first half of fiscal year 2022 and $43.8 million for the acquisition of Hazard Hub during the first quarter of fiscal year 2022.
•During the second quarter of fiscal year 2022, the Company used $11.2 million to repurchase 0.1 million shares of its common stock, which completes its authorized share repurchase program of $200 million.

Business Outlook
Guidewire is issuing the following outlook for the third quarter of fiscal year 2022 based on current expectations:
•ARR between $632 million and $635 million
•Total revenue between $186 million and $190 million
•Operating income (loss) between $(65) million and $(62) million
•Non-GAAP operating income (loss) between $(29) million and $(25) million
Guidewire is issuing the following updated outlook for fiscal year 2022 based on current expectations:
•ARR between $664 million and $670 million
•Total revenue between $784 million and $792 million
•Operating income (loss) between $(202) million and $(194) million
•Non-GAAP operating income (loss) between $(50) million and $(42) million
•Operating cash flow between $10 million and $20 million

Conference Call Information
What:        Guidewire Second Quarter Fiscal Year 2022 Financial Results Conference Call
When:        Tuesday, March 8, 2022
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (877) 705-6003, Domestic
Live Call:    (201) 493-6725, International
Replay:        (844) 512-2921, Passcode 13727147, Domestic
Replay:        (412) 317-6671, Passcode 13727147, International
Webcast:    http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, the COVID-19 Canada Emergency Wage Subsidy benefit, and acquisition consideration holdback. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These Non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the six months ended January 31, 2022, the recurring license and support or subscription contract value recognized as services revenue was $6.0 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations.

The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. More than 450 insurers, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum regarding our cloud sales, product enhancements and cloud migration, and our associated cloud leadership, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; the impact of the COVID-19 pandemic and inflation on our employees and our business and the businesses of our customers, system integrator ("SI") partners, and vendors; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our products or cloud-based services may experience data security breaches; we face intense competition in our market; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; changes in accounting guidance, such as revenue recognition, which have and may cause us to experience greater volatility in our quarterly and annual results; assertions by third parties that we violate their intellectual property rights could substantially harm our business; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing and hiring sufficient key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire Software, Inc.
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 31, 2022	July 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$257,378	$384,910
Short-term investments	562,753	734,517
Accounts receivable, net	111,705	104,068
Unbilled accounts receivable, net	84,318	79,061
Prepaid expenses and other current assets	61,423	52,729
Total current assets	1,077,577	1,355,285
Long-term investments	293,537	227,164
Unbilled accounts receivable, net	19,665	24,361
Property and equipment, net	81,692	80,061
Operating lease assets	91,780	97,447
Intangible assets, net	27,918	19,743
Goodwill	372,062	340,877
Deferred tax assets, net	166,587	138,428
Other assets	52,807	38,479
TOTAL ASSETS	$2,183,625	$2,321,845
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,661	$27,830
Accrued employee compensation	53,516	102,137
Deferred revenue, net	123,234	138,699
Other current liabilities	29,740	31,648
Total current liabilities	231,151	300,314
Lease liabilities	108,941	115,374
Convertible senior notes, net	350,921	343,825
Deferred revenue, net	5,652	7,237
Other liabilities	6,492	10,201
Total liabilities	703,157	776,951
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,687,982	1,617,204
Accumulated other comprehensive income (loss)	(12,014)	(6,218)
Retained earnings (accumulated deficit)	(195,508)	(66,100)
Total stockholders’ equity	1,480,468	1,544,894
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,183,625	$2,321,845

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2021	2022	2021
Revenue:
Subscription and support	$84,297	$59,563	$163,287	$117,529
License	69,798	77,912	109,951	143,195
Services	50,538	42,587	97,329	89,140
Total revenue	204,633	180,062	370,567	349,864
Cost of revenue(1):
Subscription and support	50,565	40,158	100,896	77,164
License	2,254	2,834	4,593	5,771
Services	55,165	48,910	105,674	99,934
Total cost of revenue	107,984	91,902	211,163	182,869
Gross profit:
Subscription and support	33,732	19,405	62,391	40,365
License	67,544	75,078	105,358	137,424
Services	(4,627)	(6,323)	(8,345)	(10,794)
Total gross profit	96,649	88,160	159,404	166,995
Operating expenses(1):
Research and development	60,403	53,194	120,329	105,809
Sales and marketing	51,167	39,216	94,798	75,860
General and administrative	24,536	22,820	49,111	44,000
Total operating expenses	136,106	115,230	264,238	225,669
Income (loss) from operations	(39,457)	(27,070)	(104,834)	(58,674)
Interest income	699	2,015	1,373	4,804
Interest expense	(4,833)	(4,651)	(9,627)	(9,271)
Other income (expense), net	(8,045)	6,805	(6,862)	9,373
Income (loss) before provision for (benefit from) income taxes	(51,636)	(22,901)	(119,950)	(53,768)
Provision for (benefit from) income taxes	(10,955)	(14,249)	(27,993)	(24,926)
Net income (loss)	$(40,681)	$(8,652)	$(91,957)	$(28,842)
Net income (loss) per share:
Basic	$(0.49)	$(0.10)	$(1.10)	$(0.34)
Diluted	$(0.49)	$(0.10)	$(1.10)	$(0.34)
Shares used in computing net income (loss) per share:
Basic	83,413,643	83,830,624	83,430,693	83,737,889
Diluted	83,413,643	83,830,624	83,430,693	83,737,889

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2021	2022	2021
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$3,773	$2,954	$7,121	$5,556
Cost of license revenue	189	145	371	396
Cost of services revenue	6,081	5,578	11,718	11,121
Research and development	9,433	7,604	18,047	14,851
Sales and marketing	10,825	6,806	18,314	12,783
General and administrative	7,564	6,809	14,534	13,273
Total stock-based compensation expense	$37,865	$29,896	$70,105	$57,980

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(40,681)	$(8,652)	$(91,957)	$(28,842)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,545	10,434	16,979	20,971
Amortization of debt discount and issuance costs	3,572	3,380	7,096	6,715
Amortization of contract costs	3,309	3,201	6,310	5,355
Stock-based compensation	37,865	29,896	70,105	57,980
Changes to allowance for credit losses and revenue reserves	122	161	157	118
Deferred income tax	(12,698)	(8,467)	(30,249)	(20,294)
Amortization of premium (accretion of discount) on available-for-sale securities, net	1,714	1,738	3,315	3,128
Other non-cash items affecting net income (loss)	97	810	228	800
Changes in operating assets and liabilities:
Accounts receivable	(32,028)	(13,556)	(7,940)	22,368
Unbilled accounts receivable	5,689	(6,844)	(448)	(32,058)
Prepaid expenses and other assets	(6,289)	(1,600)	(13,335)	(3,441)
Operating lease assets	2,788	4,672	5,667	91
Accounts payable	(378)	(2,114)	(1,711)	(4,312)
Accrued employee compensation	15,314	17,357	(47,323)	3,844
Deferred revenue	12,630	(765)	(17,826)	(24,411)
Lease liabilities	(3,431)	(4,103)	(6,817)	2,669
Other liabilities	850	(12,219)	(2,303)	(13,059)
Net cash provided by (used in) operating activities	(3,010)	13,329	(110,052)	(2,378)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(125,867)	(177,196)	(367,114)	(523,601)
Sales of available-for-sale securities	23,030	27,650	50,361	85,553
Maturities of available-for-sale securities	142,322	214,607	415,265	456,198
Purchases of property and equipment	(3,657)	(3,610)	(6,990)	(5,517)
Capitalized software development costs	(2,414)	(2,303)	(6,197)	(4,884)
Acquisition of strategic investments	(10,521)	—	(10,521)	(2,000)
Acquisition of business, net of acquired cash	—	—	(43,830)	—
Net cash provided by (used in) investing activities	22,893	59,148	30,974	5,749
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	81	104	98	1,820
Repurchase and retirement of common stock	(11,189)	(37,679)	(37,451)	(42,679)
Net cash provided by (used in) financing activities	(11,108)	(37,575)	(37,353)	(40,859)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,823)	2,649	(2,807)	1,906
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	6,952	37,551	(119,238)	(35,582)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	258,720	293,836	384,910	366,969
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$265,672	$331,387	$265,672	$331,387

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2021	2022	2021
Gross profit reconciliation:
GAAP gross profit	$96,649	$88,160	$159,404	$166,995
Non-GAAP adjustments:
Stock-based compensation	10,043	8,677	19,210	17,073
Amortization of intangibles	1,905	4,526	3,849	9,052
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(968)	—	(968)
Non-GAAP gross profit	$108,597	$100,395	$182,463	$192,152

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(39,457)	$(27,070)	$(104,834)	$(58,674)
Non-GAAP adjustments:
Stock-based compensation	37,865	29,896	70,105	57,980
Amortization of intangibles	3,770	6,323	7,524	12,646
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(1,686)	—	(1,686)
Acquisition consideration holdback (2)	836	—	1,509	—
Non-GAAP income (loss) from operations	$3,014	$7,463	$(25,696)	$10,266

Net income (loss) reconciliation:
GAAP net income (loss)	$(40,681)	$(8,652)	$(91,957)	$(28,842)
Non-GAAP adjustments:
Stock-based compensation	37,865	29,896	70,105	57,980
Amortization of intangibles	3,770	6,323	7,524	12,646
Amortization of debt discount and issuance costs	3,572	3,379	7,096	6,714
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(1,686)	—	(1,686)
Acquisition consideration holdback (2)	836	—	1,509	—
Tax impact of non-GAAP adjustments (3)	(10,165)	(20,232)	(17,131)	(23,375)
Non-GAAP net income (loss)	$(4,803)	$9,028	$(22,854)	$23,437

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(10,955)	$(14,249)	$(27,993)	$(24,926)
Non-GAAP adjustments:
Stock-based compensation	5,347	8,138	16,895	(14,153)
Amortization of intangibles	532	1,721	1,877	(3,298)
Amortization of debt discount and issuance costs	504	920	1,766	(1,727)
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(459)	—	(459)
Acquisition consideration holdback (2)	118	—	359	—
Tax impact of non-GAAP adjustments (3)	3,664	9,912	(3,766)	43,012
Non-GAAP tax provision (benefit)	$(790)	$5,983	$(10,862)	$(1,551)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except per share amounts)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2021	2022	2021

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$(0.49)	$(0.10)	$(1.10)	$(0.34)
Non-GAAP adjustments:
Stock-based compensation	0.45	0.36	0.84	0.70
Amortization of intangibles	0.05	0.08	0.10	0.16
Amortization of debt discount and issuance costs	0.04	0.04	0.08	0.08
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(0.02)	—	(0.02)
Acquisition consideration holdback (2)	0.01	—	0.02	—
Tax impact of non-GAAP adjustments (3)	(0.12)	(0.24)	(0.20)	(0.28)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (4)	—	(0.01)	(0.01)	(0.02)
Non-GAAP net income (loss) per share — diluted	$(0.06)	$0.11	$(0.27)	$0.28

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares — diluted	83,413,643	83,830,624	83,430,693	83,737,889
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation (4)	—	1,007,573	—	859,492
Pro forma weighted average shares — diluted	83,413,643	84,838,197	83,430,693	84,597,381

(1) Effective the second quarter of fiscal year 2021, the COVID-19 Canada Emergency Wage Subsidy benefit has been included as a non-GAAP adjustment. Prior to the second quarter of fiscal year 2021, this program was unavailable. Beginning with the first quarter of fiscal year 2022, we have not and do not expect to receive a subsidy under the COVID-19 Canada Emergency Wage Subsidy.
(2) Effective the first quarter of fiscal year 2022, the acquisition consideration holdback that is earned and recognized as expense over a post-acquisition service period has been included as a non-GAAP adjustment. Prior to the first quarter of fiscal year 2022, there was no acquisition consideration holdback in any periods presented.
(3) Adjustments reflect the impact on the tax benefit (provision) from all non-GAAP adjustments.
(4) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

	Six Months Ended January 31,
	2022	2021
Free cash flow:
Net cash provided by (used in) operating activities	$(110,052)	$(2,378)
Purchases of property and equipment	(6,990)	(5,517)
Capitalized software development costs	(6,197)	(4,884)
Free cash flow	$(123,239)	$(12,779)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	Third Quarter Fiscal Year 2022			Fiscal Year 2022
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(65)	—	$(62)	$(202)	—	$(194)
Non-GAAP adjustments:
Stock-based compensation	32	—	32	135	—	135
Amortization of intangibles	4	—	4	14	—	14
Acquisition consideration holdback	1	—	1	3	—	3
Non-GAAP income (loss) from operations	$(29)	—	$(25)	$(50)	—	$(42)